SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report

                               November 8, 1995

                            CACI International Inc
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

                                     0-8401
                            ------------------------
                            (Commission File Number)

                                  54-1345888
                       ---------------------------------
                       (IRS Employer Identification No.)

                               1100 N. Glebe Road
                           Arlington, Virginia 22201
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (703) 841-7800
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

On September 1, 1995, CACI purchased all of the outstanding capital stock of Automated Sciences Group, Inc. (ASG) from its sole shareholder, Conrad Hipkins, for $4.9 million in cash over 4 years. The purchase price for Mr. Hipkins' stock was determined as a result of arms-length negotiations between unrelated parties. The company funded the purchase through a combination of internally generated funds and its line of credit with Signet Bank. CACI previously announced the signing of a Letter of Intent to acquire ASG on July 14, 1995.

The acquisition brings to CACI approximately 200 new employees generating more than $16 million in annual revenue. ASG provides information technology, engineering and environmental services to te Department of Defense and Energy. ASG is headquartered in Silver Spring, Maryland and has major offices in Dahlgren, Virginia, Huntsville, Alabama and Oak Ridge, Tennessee.

A copy of CACI's September 5, 1995 press release regarding the acquisition of ASG is attached as an Exhibit to this Report on Form 8-K.






ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)(4)(iv) ASG's Consolidated Financial Statements for the years ended March 31, 1995 and 1994 and Independent Auditors' Report.

(b)  Pro forma financial information of CACI for the year ended June 30, 1995.

     The following CACI pro forma condensed consolidated statements of operations for the year ended June 30, 1995, and the CACI pro forma consolidated balance sheet for the year ended June 30, 1995, are unaudited and have been prepared on a pro forma basis to give effect to the acquisition (accounted for as a purchase) of the business and substantially all of the assets of ASG as if all transactions had occurred on July 1, 1994.

     The pro forma condensed consolidated statement of operations do not purport to represent what CACI's result of operations for the year ended June 30, 1995, would actually have been had the transaciton in fact occurred on the aforementioned date, or to project CACI's results of operations for any future periods. The pro forma adjustments are based upon available information and upon certain assumptions management believes are reasonable under the circumstances.

     The pro forma condensed financial statements should be read in conjunction with the historical financial statements of both CACI and ASG including the notes thereto.


(c)   Exhibits.


Exhibit 27   Financial Data Schedule


Exhibit 99(a)  Press Release September 5, 1995 completion of acquisition of ASG.

                           AUTOMATED SCIENCES GROUP, INC.

                      CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED MARCH 31, 1995 AND 1994
                                     AND
                        INDEPENDENT AUDITOR'S REPORT

                        AUTOMATED SCIENCES GROUP, INC.
                          CONSOLIDATED BALANCE SHEETS
                           March 31, 1995 and 1994

                                   ASSETS
                                                     1995            1994
                                                     ----            ----
Current assets
  Cash                                           $   800,783     $   604,828
  Accounts receivable, net                         8,227,962      10,355,711
  Employee advances and other receivables            169,095         197,662
  Prepaid expenses                                    27,160          16,878
  Notes receivable, current portion                   12,402          16,024
                                                  ----------      ----------

    Total current assets                           9,237,402      11,191,103

Fixed assets, net of accumulated
  depreciation and amortization                      525,153         684,240
Notes receivable, less current portion               383,962         403,689
Other assets                                         394,167         717,710
                                                  ----------      ----------

    Total assets                                 $10,540,684      $12,996,742
                                                  ==========       ==========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Notes payable, current portion                 $         -      $ 1,379,248
  Capital lease obligations, current portion           4,740           43,191
  Accounts payable                                   883,468        1,030,036
  Other liabilities                                1,982,729        1,477,074
  Deferred revenue                                   138,312          154,511
  Deferred income taxes                            1,350,000        2,898,780
  Deferred rent                                    1,021,696          262,902
  Income taxes payable                               140,500           69,100
                                                  ----------       ----------

    Total current liabilities                      5,521,445        7,314,842

Long-term liabilities, less current portion
  Capitalized lease obligations                        5,517           10,257
  Deferred rent                                      655,582        1,689,819
  Income taxes payable                               453,000                -
  Other liabilities                                   57,000                -
                                                   ---------        ---------

    Total liabilities                              6,692,544        9,014,918

Stockholder's equity                               3,848,140        3,981,824
                                                   ---------        ---------

    Total liabilities and stockholder's equity   $10,540,684      $12,996,742
                                                  ==========       ==========

The accompanying notes are an integral part of these consolidated financial statements.

                         [RUBINO & McGEEHIN CHARTERED
                         CERTIFIED PUBLIC ACCOUNTANTS
                                    LOGO]


                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Automated Sciences Group, Inc.

We have audited the accompanying consolidated balance sheets of Automated Sciences Group, Inc. and subsidiary as of March 31, 1995 and 1994, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Automated Sciences Group, Inc. and subsidiary as of March 31, 1995 and 1994, and their consolidated results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

         /s/

Rubino & McGeehin

May 19, 1995, except for
  Note 15, as to which the
  date is July 6, 1995
                               TABLE OF CONTENTS


Description
-----------

Independent Auditors' Report

Consolidated Balance Sheets

Consolidated Statements of Operations and Retained Earnings

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements


Supplemental Information
------------------------

Independent Auditors' Report on Supplemental Information

Schedules of Direct, Indirect and Other Expenses (Parent Only)

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND RETAINED EARNINGS
                  For the Years Ended March 31, 1995 and 1994

                                             1995            1994
                                             ----            ----

Contract revenue                         $19,906,256     $22,191,829

Contract costs
  Direct                                  12,149,797      13,714,101
  Indirect                                 7,953,530       8,177,133
                                          ----------      ----------

    Total contract costs                  20,103,327      21,891,234

Income (loss) from operations               (197,071)        300,595

Other income (expense)
  Interest income                                551           4,756
  Interest expense                          (234,209)        (78,094)
  Write-down of unbilled receivables               -      (1,485,648)
  Miscellaneous expense, net                (184,144)       (213,924)
                                          ----------      ----------

Loss before income taxes                    (614,873)     (1,472,315)

Income tax benefit                          (481,189)       (567,151)
                                          ----------      ----------

Net loss                                    (133,684)       (905,164)

Retained earnings, beginning of year       1,656,324       2,561,488
                                          ----------      ----------

Retained earnings, end of year           $ 1,522,640     $ 1,656,324
                                          ==========      ==========

The accompanying notes are an integral part of these consolidated financial statements.

                         AUTOMATED SCIENCES GROUP, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                   For the Years Ended March 31, 1995 and 1994

                                                            1995        1994
                                                            ----        ----
Cash flows from operating activities:
  Net loss                                                $ (133,684)      $(905,164)
  Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
    Depreciation and amortization                            293,189         249,199
    Deferred income taxes                                 (1,548,780)       (636,251)
    Write-down of investment                                  64,233               -
    (Increase) decrease in:
      Accounts receivable, net                             2,127,749       2,440,573
      Other receivables                                       28,567         (83,496)
      Prepaid, expenses                                      (10,282)        394,021
      Deposits                                                22,881          (2,225)
    Increase (decrease) in:
      Bank overdraft                                               -      (1,431,659)
      Accounts payable                                      (146,568)        499,512
      Other liabilities                                      562,655        (114,457)
      Deferred revenue                                       (16,199)         78,902
      Deferred rent                                         (275,444)       (302,909)
      Income taxes payable                                   524,400          69,100
                                                           ---------       ---------

    Net cash provided by operating activities              1,492,717         255,146
                                                           ---------       ---------
Cash flows from investing activities:
  Increase in cash surrender value of insurance             (245,909)       (255,453)
  Payments received from notes receivable                     23,349         202,081
  Purchase of fixed assets                                  (134,102)       (298,194)
                                                           ---------       ---------

    Net cash used in investing activities                   (356,662)       (351,566)
                                                           ---------       ---------
Cash flows from financing activities:
  Net proceeds (payments) from bank line of credit        (1,379,248)        373,234
  Increase in loans from insurance policies                   99,657         366,210
  Net proceeds from redemption of insurance policies         382,682               -
  Payments on long-term debt                                       -            (772)
  Payments on capitalized lease obligations                  (43,191)        (95,721)
                                                           ---------       ---------

    Net cash provided (used) by financing activities        (940,100)        642,951
                                                           ---------       ---------

  Net increase in cash                                       195,955         546,531

Cash, beginning of year                                      604,828          58,297
                                                           ---------       ---------
Cash, end of year                                         $  800,783      $  604,828
                                                           =========       =========

The accompanying notes are an integral part of these consolidated financial statements.

                        AUTOMATED SCIENCES GROUP, INC.
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                For the Years Ended March 31, 1995 and 1994


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

Automated Sciences Group, Inc. (the Company) commenced operations on April 1, 1974. The Company provides diverse management services in the computer hardware, programming, and software system fields on a contractual basis, principally with agencies of the U.S. government.

Consolidation
-------------

The consolidated financial statements include the accounts of its wholly-owned subsidiary, Quicksource, Inc. All intercompany accounts and transactions have been eliminated.

Revenue Recognition
-------------------

Revenue from cost-plus-fixed-fee contracts is recorded on the basis of direct costs plus indirect costs incurred and an allocable portion of the fixed fee. Revenue from fixed-price contracts is recognized on the percentage-of-completion method, with costs and estimated profits recorded as work is performed. Revenue from time and materials contracts is recognized based on fixed hourly rates for direct labor hours expended. The fixed rate includes direct labor, indirect expenses and profit. Materials or other specified direct costs are recorded at actual costs.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including final contract settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

Depreciation and Amortization
-----------------------------

The Company follows the policy of providing for depreciation and amortization by charges to operating expense using straight-line and accelerated methods, at rates based on estimated useful lives from five to seven years.

Maintenance and repair costs are charged to "pense as incurred. Replacements and betterments are capitalized. As fixed assets are retired or otherwise disposed of, the asset and related accumulated depreciation or amortization accounts are relieved of the applicable amounts and any gain or loss is credited or charged to income.

Income Taxes
------------

The deferred income tax liability is computed using the liability method. Under this method, the income tax provision is based upon income taxes currently payable, plus changes in the deferred tax liability associated with temporary differences between the recognition of income and expenses for financial statement and income tax return purposes.

Cash Concentration
------------------

The Company maintains deposits with federally insured financial institutions. Balances usually exceed insured limits.


2.  ACCOUNTS RECEIVABLE

Accounts receivable as of March 31, 1995 and 1994, consist of the following:

                                         1995                1994
                                         ----                ----

Billed                                $5,850,071         $ 7,791,922
Unbilled                               1,830,746           2,368,096
Retention                                872,950             652,492
Allowance for doubtful accounts         (325,805)           (456,799)
                                       ---------          ----------

Accounts receivable, net              $8,227,962         $10,355,711
                                       =========          ==========

Unbilled accounts receivable consist principally of costs in excess of billings which represent the difference between provisional and actual indirect rates, in addition to amounts not billable at year end under contract terms. The excess of actual indirect rates over provisional rates will generally become billable at completion of the contracts and after government approval of the indirect rates. Retentions will be billed after close of the contracts.

Included in the unbilled accounts receivable balance at March 31, 1995, is a receivable for approximately $55,000 which represents revenue recognized in excess of the contract funded value. Management expects a contract modification will allow these amounts to be billed during the fiscal year ending March 31, 1996.

During the year ended March 31, 1994, management elected not to pursue collection of certain unbilled accounts receivables. This decision was attributable to marketing considerations and the effort to obtain additional contracts with the related Federal agencies. Federal agencies responsible for the applicable contracts indicated to management that due to budget constraints, funds for the payment of the related unbilled accounts receivable would come from current funding, thereby limiting funds for future contract activity.

3.  FIXED ASSETS

Fixed assets as of March 31, 1995 and 1994, consist of the following:

                                             1995            1994
                                             ----            ----

Computer equipment                        $1,432,008      $1,371,196
Furniture and fixtures                     1,242,251       1,197,784
Leasehold improvements                       971,970         945,620
Leased furniture and equipment               420,472         426,209
Technical library                            125,256         125,256
Software                                     288,557         285,404
Other equipment                              113,579         108,522
Vehicles                                      21,179          21,179
                                           ---------       ---------
                                           4,615,272       4,481,170

Less: accumulated depreciation and
  amortization                             4,090,119       3,796,930
                                           ---------       ---------

                                          $  525,153      $  684,240
                                           =========       =========

4.  OTHER ASSETS

Other assets as of March 31, 1995 and 1994, consist of the following:

                                                        1995         1994
                                                        ----         ----
Cash surrender value - officers' life
  insurance, net of loans: $1,165,740
  in 1995; $1,066,083 in 1994                         $258,220     $494,649
Deposits                                               128,354      151,235
Investments, net of valuation
  allowance of $64,233 in 1995                           7,593       71,826
                                                       -------      -------

                                                      $394,167     $717,710

5.  NOTES RECEIVABLE

Notes receivable as of March 31, 1995 and 1994, consist of the following:

                                                        1995         1994
                                                        ----         ----

Note receivable from Columbia Services Group,
Inc. (CSG).  Outstanding principal due in monthly
installments of $1,427 including interest at 8.5%.
The note is collateralized by the unencumbered
receivables of CSG.                                   $ 12,402     $ 25,376

Note receivable from stockholder.  The note bears
interest at 7.5%. Principal is to be repaid upon
sale of individual's stock.                            346,207      346,207

Note receivable from officer of the Company.
Interest is payable at an interest rate
of 6%.  Final payment due July 16, 1996.                37,755       48,130
                                                       -------      -------

                                                       396,364      419,713

Less: current portion                                  (12,402)     (16,024)
                                                       -------      -------

Noncurrent portion                                    $383,962     $403,689
                                                       =======      =======

6.  NOTES PAYABLE

Notes payable as of March 31, 1995 and 1994, consist of the following:

                                                      1995        1994
                                                      ----        ----

Line of credit agreement                           $        -  $1,378,481

Note payable in monthly installments of $391
with interest included at 11.5%, due May 1994.
Secured by the vehicle purchased.                           -         767
                                                    ---------   ---------

                                                            -   1,379,248

Less: current portion                                       -  (1,379,248)
                                                    ---------   ---------

Long-term portion                                  $        -  $        -
                                                    =========   =========

The Company has a line of credit agreement with a bank for a maximum of $2,500,000 which expires August 31, 1995. Interest is payable monthly at the bank's prime lending rate plus 1.5%. The line of credit is secured by substantially all business assets of the Company. The line of credit agreement contains various covenants, including a minimum tangible net worth, as defined in the agreement, of $3,250,000.

7.  OTHER LIABILITIES

Other current liabilities as of March 31, 1995 and 1994, consist of the following:


                                                      1995        1994
                                                      ----        ----

Accrued payroll and benefits                       $1,446,455  $1,317,927
Payroll taxes payable                                  64,376      53,285
Other                                                 471,898     105,862
                                                    ---------   ---------

                                                   $1,982,729  $1,477,074
                                                    =========   =========

8.  STOCKHOLDER'S EQUITY

Stockholder's equity at March 31, 1995 and 1994, consists of the following:

12% noncumulative preferred stock, $100 par
  value, 23,700 shares authorized, issued
  and outstanding                                 $2,370,000     $2,370,000
Common stock, $.10 par value, 650,000 shares
  authorized, 510,000 shares issued                   51,000         51,000
Retained earnings                                  1,522,640      1,656,324
Treasury stock, 60,435 shares at cost                (95,500)       (95,500)
                                                   ---------      ---------

                                                  $3,848,140     $3,981,824
                                                   =========      =========

9.  BENEFIT PLANS

The Company has a discretionary profit sharing plan covering substantially all employees. The plan contains 401(k) salary reduction and matching provisions. Employees may elect to enter into a salary reduction agreement for up to 16% of their salary. The Company matches 50% of employee contributions up to 6% of salary. Such expenses for the years ended March 31, 1995 and 1994, were $235,739 and $158,979, respectively.

The Company also has a non-qualified supplemental income benefit plan providing certain officers' retirement benefits. Benefits are payable over an agreed upon period after termination. Benefits payable at March 31, 1995 and 1994, were $320,000 and $98,524, respectively, representing management's estimate of the present value of amounts to be paid for two individuals currently covered by the plan. Management does not expect to add additional participants.

10. COMMITMENTS AND CONTINGENCIES

Leases
------

The Company leases office space and equipment under agreements which expire at various dates through 1998. These leases are accounted for as operating leases. The following is a schedule of minimum lease payments:


Year ending March 31, 1996            $1,353,732
                      1997               653,171
                      1998               633,299
                      1999               166,270
                      2000                78,066
                                       ---------

                                      $2,884,538
                                       =========

Subsequent to March 31, 1995, the Company amended the Silver Spring, Maryland office lease. The modification included a reduction in space, a shorter lease term, a decrease in the monthly rent, the assigning of the subleases from the Company to the landlord, the Company permitting the landlord to use certain furniture during the term of the rent lease, the Company forfeiting fifty percent of its $104,700 security deposit to the landlord on November 1, 1996 and the remaining fifty percent if the lease is not extended beyond the new term, and the Company making a one-time payment of $650,000 to the landlord.

The lease, prior to the above discussed amendment included a six-month rental abatement period and a cash incentive of $1.2 million which was being amortized over the life of the original lease. The deferred rent liability is being amortized utilizing the straight-line basis over the remaining life of the amended lease. Rent expense for the office space and equipment leases for the years ended March 31, 1995 and 1994, was $1,331,706 and $1,566,133,
respectively. Rent expense is net of rental income under sublease agreements of $367,863 and $166,733 for the years ended March 31, 1995 and 1994, respectively.

The Company also leases equipment under capital leases. The following is a schedule of the future minimum lease payments:

Year ending March 31, 1996                       $ 5,096
                      1997                         5,096
                      1998                         2,942
                                                  ------

Total minimum lease payments                      13,134

Less: amounts representing interest               (2,877)
                                                  ------

Present value of net minimum lease payments      $10,257

DCAA Review
-----------

Substantially all of the revenue of the Company represents payments made by the Federal government on cost-plus-fixed-fee and time and materials contracts which are subject to audit by the Defense Contract Audit Agency. The DCAA has completed audits of the Company's incurred cost submissions through fiscal year 1987. The fiscal years 1988 through 1992 are currently being audited by DCAA. In the opinion of management, any disallowances by the government auditors, other than amounts already provided, will not materially affect the Company's financial statements.

Agreements with Key Executives
------------------------------

The Company has executed an agreement with the President and Chief Executive Officer. The contingent liability related to this agreement is based upon either the sale/transaction price of the Company if there is a change in control of the Company (as defined), or the fair market value of the Company if the individual elects to terminate his position or is terminated by the Company. The liability for future payments under these agreements would be measured by the sale/transaction price or fair market value of the Company and can range from a minimum of no liability to a maximum of $600,000. No amount has been accrued in the financial statements related to this agreement.


11. STOCK OPTION PLAN

The Company has a stock option plan covering key executives. The Company has authorized the issuance of up to 55,600 shares of common stock. The plan calls for options to be granted to buy shares of common stock at the current fair market value, as determined by a committee of the Board of Directors. As of March 31, 1995, options for 16,000 shares have been granted to employees and former employees, and options for 15,000 shares have been granted to Board members at a grant price of $5 per share. During the years ended March 31, 1995 and 1994, there were no options granted, exercised or expired related to this plan.

12. INCOME TAXES

For the year ended March 31, 1994, the Company began reporting its income for tax purposes on the accrual basis of accounting modified for unbilled receivables which are reported when billed. Deferred income taxes have been provided in the accompanying financial statements for the differences between financial and tax accounting. The Company had previously reported its income for tax purposes on the cash basis of accounting but changed as a result of the Internal Revenue Service (IRS) audit discussed below.

The Company's tax returns for the year ended March 31, 1991, were audited by the IRS which questioned the Company's use of the cash basis for reporting taxable income. As a result of the audit the Company was assessed $983,000 in taxes for its fiscal years ended March 31, 1993, and began reporting taxable income using a modified accrual basis. The Company made a lump sum payment of $410,000 and will pay the remaining $573,000 over the three years ending March 31, 1998. The taxes assessed were less than the corresponding deferred taxes previously accrued by the Company, and accordingly, a tax benefit was recognized for the year ended March 31, 1995, as discussed below.

The income tax benefit consists of the following:

                                                 1995          1994
                                                 ----          ----

Current provision                            $1,067,591    $   69,100
Deferred benefit                             (1,548,780)     (636,251)
                                              ---------     ---------

    Total benefit                            $ (481,189)   $ (567,151)
                                              =========     =========

Expected benefit at Federal rate             $ (209,057)   $ (500,588)
State taxes, net of Federal tax benefit         (28,407)      (67,727)
Other, primarily IRS settlement
  discussed above and nondeductible
  expenses                                     (243,725)        1,164
                                              ---------     ---------

    Total benefit                            $ (481,189)   $ (567,151)
                                              =========     =========

13.  LITIGATION

At March 31, 1995, the Company was involved in litigation with a former employee. The Company is vigorously contesting the case and has filed counter claims against the individual. The former employee has filed a claim for breach of an employment contract and the Company has filed a counter claim against the former employee for breach of contract and failure to carry out his responsibilities. This case is currently in the initial discovery stage. In the opinion of management, there will be no material adverse effect on the Company's financial position resulting from this litigation. No amounts have been accrued in the accompanying financial statements related to this matter.

14.  SUPPLEMENTAL CASH FLOW INFORMATION

                                             1995              1994
                                             ----              ----
Cash paid during the year for:

Interest                                   $234,154           $78,094
                                            =======            ======

Income taxes                               $538,502           $ 4,840
                                            =======            ======


15.  SUBSEQUENT EVENT

On July 6, 1995, the Company's sole stockholder received and agreed to a letter of intent from CACI International, Inc. to effect the acquisition of the Company's capital stock within three months of execution of the letter.

                                SUPPLEMENTAL INFORMATION

                         [Rubino & McGeehin Chartered
                         Certified Public Accountants
                                    Logo]





                         INDEPENDENT AUDITORS' REPORT
                         ON SUPPLEMENTAL INFORMATION







To the Board of Directors
Automated Sciences Group, Inc.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements, taken as a whole, of Automated Sciences Group, Inc. for the years ended March 31, 1995 and 1994, presented in the preceding section of this report. The supplemental information on page 16 is presented for purposes of additional analysis and is not a required part of the consolidated financial statements. Such information has been subjected to the audit procedures applied in the audits of the consolidated financial statements, and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.


      /s/

Rubino & McGeehin


May 19, 1995

                         AUTOMATED SCIENCES GROUP, INC.
         SCHEDULES OF DIRECT, INDIRECT AND OTHER EXPENSES (PARENT ONLY)
                  For the years ended March 31, 1995 and 1994

                                                          1995                                             1994
                                                          ----                                             ----
                                        Direct          Indirect         Other         Direct           Indirect          Other
                                      ------------------------------------------     ------------------------------------------
Amortization and depreciation         $               $   269,745      $        -     $        -       $  232,931     $        -
Consulting                               453,066          101,355               -      1,138,370          234,555              -
Development and training                       -           12,139               -              -           15,971              -
Dues and subscriptions                         -           26,285               -              -           32,618              -
Employee health and welfare                    -           24,255               -              -           26,312              -
Equipment rental                             438          118,162               -         15,786          180,410              -
Insurance                                      -          408,276         (78,609)             -          549,496        210,273
Maintenance                               37,102           85,868               -         38,683          115,458              -
Materials                              1,219,668            4,436               -      1,015,536            8,568              -
Miscellaneous                                761          345,085         213,437            263          220,217          3,391
Office supplies                                -          161,582               -              -          186,218              -
Outside personnel                         12,625           19,224               -         25,306           18,831              -
Penalties                                      -                -             586              -                -            253
Pension and profit sharing                     -          451,465               -              -          158,979              -
Professional and legal                         -          315,035               -              -          166,591          6,596
Provision for bad debt                         -                -               -              -                -              -
Recruitment and advertising                    -           12,111               -              -            7,270              -
Relocation                                     -            7,707               -              -           18,299              -
Rent                                           -        1,230,176               -              -        1,226,490              -
Salaries                               6,525,321        3,138,726         133,329      6,713,090        3,420,032              -
Subcontract                            2,934,000                -               -      3,737,709                -              -
Taxes - payroll                                -          750,999               -              -          789,655              -
Taxes- other                                   -           60,436               -              -           66,570              -
Technical meetings and conferences             -           10,195               -              -           20,196              -
Telephone                                 12,976           94,929               -         15,114          113,943              -
Travel and automobile                    813,530          157,844               -        736,450          191,402              -
Write-down of unbilled receivables             -                -               -              -                -      1,485,648
Other income                                   -                -         (84,599)             -                -         (6,589)
                                       ---------         ---------        -------      ---------        ---------      ---------

                                     $12,009,487       $7,806,035        $184,144    $13,436,307       $8,001,012      $1,699,572
                                      ==========        =========         =======     =========         =========       =========

                              CACI INTERNATIONAL INC
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995

                                                    PRO FORMA
                                     HISTORICAL    ADJUSTMENTS              PRO FORMA
ASSETS                               ----------    -----------              ---------
Current assets
  Cash                               $ 1,996,000   $(1,799,000) <F1><F2>   $   197,000
  Accounts receivable, net            48,322,000     8,308,000  <F1>        56,630,000
  Deferred income taxes                  156,000             0                 156,000
  Prepaid expenses                     3,860,000        27,000  <F1>         3,887,000
                                      ----------    ----------              ----------

    Total current assets              54,334,000     6,536,000              60,870,000
                                      ----------     ---------              ----------

Fixed assets, net of accumulated
  depreciation & amortization         8,526,000       525,000   <F1>         9,051,000
                                      ----------     ---------              ----------

  Accounts receivable,
    long term                          4,489,000             0               4,489,000
  Goodwill, net                        5,413,000     2,382,000  <F1>         7,795,000
  Deferred income taxes                  698,000             0                 698,000
  Other assets                         1,182,000       151,000  <F1><F3>     1,333,000
                                      ----------     ---------              ----------

    TOTAL ASSETS                      74,642,000     9,594,000              84,236,000
                                      ==========     =========              ==========

LIABILITIES AND
STOCKHOLDER'S EQUITY

Current liabilities
  Accounts payable                    11,719,000     3,891,000  <F1><F4>    15,610,000
  Accrued compensation
    and benefits                      13,310,000     2,143,000  <F1>        15,453,000
  Deferred rent expense                  561,000     1,022,000  <F1>         1,583,000
  Income taxes payable                 1,944,000       198,000  <F1><F5>     2,142,000
  Deferred income taxes                  283,000     1,350,000  <F1>         1,633,000
                                      ----------     ---------              ----------

    Total current liabilities         27,817,000     8,604,000              36,421,000
                                      ----------     ---------              ----------

Long-term liabilities
  Deferred rent expense                2,197,000       655,000  <F1>         2,852,000
  Deferred income taxes                  143,000                               143,000

    TOTAL LIABILITIES                 30,157,000     9,259,000              39,416,000
                                      ----------     ---------              ----------

Stockholder's equity                  44,485,000       335,000              44,820,000
                                      ----------     ---------              ----------

    TOTAL LIABILITIES AND
    SHAREHOLDER'S EQUITY             $74,642,000     $9,594,000            $84,236,000
                                      ==========      =========             ==========

<F1> Represents the allocation of the purchase price of $5,540,000 to all of the assets, liabilities and intangible assets of Automated Sciences Group, Inc. ("ASG"). The purchase price was allocated to the net tangible and intangible assets acquired based upon preliminary estimates of their fair values at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired was $2,382,000. This excess has been recorded as goodwill and will be amortized on a straight line basis over 15 years. The preliminary purchase price allocation is subject to change during the year ending June 30, 1996, as additional information concerning net asset valuations is obtained. Therefore, the final allocation may differ from the preliminary allocation.

<F2> Includes a $2,600,000 payment for ASG.

<F3> Adjustments reflecting write off to the cash surrender value of keyman life insurance policy for $218,000; a $350,000 reduction in notes receivable; a $8,000 write off to stock investment; a $23,000 write off of employee advances; and elimination of equity in a wholly owned subsidiary, QuickSource, Inc., for $63,000. Offset by the purchase price discussed in note <F1>.

<F4> Includes $2,940,000 accrued for the remaining amount due for the purchase of ASG.

<F5> To record $395,000 tax benefit to reflect the write offs discussed above.

                            CACI INTERNATIONAL INC
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                 JUNE 30, 1995

                                                    PRO FORMA
                                     HISTORICAL    ADJUSTMENTS           PRO FORMA
                                     ----------    -----------           ---------

REVENUE                            $232,964,000   $19,839,000 <F1>       $252,803,000
                                    -----------    ----------             -----------

COSTS AND EXPENSES
  Direct costs                      126,442,000    12,150,000 <F1>        138,592,000
  Indirect costs and
    selling expenses                 87,688,000     8,464,000 <F1><F2>     96,152,000
  Depreciation and amortization       4,981,000       293,000 <F1>          5,274,000
    Total operating expenses        219,111,000    20,907,000             240,018,000
                                    -----------    ----------             -----------

                                     13,853,000    (1,068,000)             12,785,000

  Interest expense                      478,000       234,000 <F1>            712,000
                                    -----------    ----------              ----------

INCOME BEFORE INCOME TAXES           13,375,000    (1,302,000)             12,073,000

INCOME TAXES                          5,219,000      (876,000) <F1><F3>     4,343,000
                                    -----------    ----------              ----------

NET INCOME                         $  8,156,000   $  (426,000)           $  7,730,000
                                    ===========    ==========             ===========

EARNINGS PER COMMON AND
COMMON EQUIVALENT SHARE                   $0.77        $(0.04)                  $0.73

AVERAGE NUMBER OF SHARES AND
EQUIVALENT SHARES OUTSTANDING         10,611,000    10,611,000             10,611,000
                                      ==========    ==========             ==========

<F1> Represents the historical results of ASG as of June 30, 1995.

<F2> Adjustments includes write off to the cash surrender value of keyman life insurance policy for $218,000; a $350,000 reduction in notes receivable; a $8,000 write off to stock investment; a $23,000 write off of employee advances; and a $21,000 vacation adjustment.

<F3> To record $395,000 tax benefit to reflect the write offs discussed above.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc
------------------------------
(Registrant)



By:            /s/                            Dated: November 8, 1995
------------------------------
Jeffrey P. Elefante
Sr. Vice President, General Counsel
and Corporate Secretary